Exhibit 99.1

New Mountain Finance Corporation Announces Financial Results for the Quarter Ended September 30, 2020

NEW YORK--(BUSINESS WIRE)--November 4, 2020--New Mountain Finance Corporation (NASDAQ: NMFC) (the "Company", "we", "us" or "our") today announced its financial results for the quarter ended September 30, 2020 and reported third quarter net investment income of $0.30 per weighted average share. At September 30, 2020, net asset value (“NAV”) per share was $12.24, compared to $11.63 at June 30, 2020. The Company also announced that its board of directors declared a fourth quarter distribution of $0.30 per share, which will be payable on December 30, 2020 to holders of record as of December 16, 2020. For additional details related to the quarter ended September 30, 2020, please refer to the New Mountain Finance Corporation Form 10-Q filed with the SEC and the supplemental investor presentation which can be found on the Company's website at http://www.newmountainfinance.com.

Selected Financial Highlights

(in thousands, except per share data)	September 30, 2020
Investment Portfolio(1)	$2,918,045
Total Assets	$3,032,491
Total Statutory Debt(3)	$1,506,458
NAV(2)	$1,184,764

NAV per Share	$12.24
Statutory Debt/Equity	1.27x

Investment Portfolio Composition	September 30, 2020	Percent of Total
First Lien	$1,662,653	57.0%
Second Lien(1)	710,741	24.4%
Subordinated	43,536	1.5%
Preferred Equity	111,559	3.8%
Investment Fund	222,400	7.6%
Common Equity and Other(4)	167,156	5.7%
Total	$2,918,045	100.0%

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(1)	Includes collateral for securities purchased under collateralized agreements to resell.
(2)	Excludes non-controlling interest in New Mountain Net Lease Corporation (“NMNLC”).
(3)	Excludes the Company’s United States (“U.S.”) Small Business Administration (“SBA”)-guaranteed debentures. Includes premium received on additional convertible notes issued in June 2019.
(4)	Includes investments held in NMNLC.

We believe that the strength of the Company’s unique investment strategy – which focuses on middle market defensive growth companies that are well researched by New Mountain Capital, L.L.C. (“New Mountain”), a leading alternative investment firm, is underscored by continued stable credit performance. The Company has had only ten portfolio companies, representing approximately $220 million of the cost of all investments made since inception in October 2008, or approximately 2.8% of $7.9 billion, go on non-accrual.

Robert A. Hamwee, CEO, commented: “Our portfolio continues to perform well, and despite an increasingly challenging COVID environment, we expect that to continue. The combination of generally improving portfolio operating metrics and a better market environment for risk assets drove a further recovery in our book value.”

“We believe New Mountain’s strategy of focusing on 'defensive growth' industries and on companies that we know well continues to prove to be a successful strategy, especially during the current crisis”, added Steven B. Klinsky, NMFC Chairman. “We believe one of our keys to success is the strength of the team and we continue to build the team over time, now at approximately 180 employees.”

Portfolio and Investment Activity1

As of September 30, 2020, the Company’s NAV was approximately $1,184.8 million and its portfolio had a fair value of approximately $2,918.0 million in 106 portfolio companies, with a weighted average YTM at Cost2 of approximately 8.6%. For the three months ended September 30, 2020, the Company generated approximately $43.4 million of originations, including commitments3 for follow-on investments in thirteen portfolio companies held as of June 30, 2020. For the three months ended September 30, 2020, the Company had $7.5 million of asset sales and cash repayments3 of approximately $35.1 million.

Consolidated Results of Operations

The Company’s total investment income for the three months ended September 30, 2020 and 2019 was approximately $65.3 million4 and $72.6 million, respectively.

The Company’s total net expenses, after income tax expense, for the three months ended September 30, 2020 and 2019 were approximately $36.5 million and $41.4 million, respectively. Total net expenses, after income tax expense, for the three months ended September 30, 2020 and 2019 consisted of approximately $18.1 million and $21.8 million, respectively, of costs associated with the Company’s borrowings and approximately $16.7 million and $17.3 million, respectively, in net management and incentive fees. Since the Company’s initial public offering (“IPO”), the base management fee calculation has deducted the borrowings under the New Mountain Finance SPV Funding, L.L.C. credit facility (the “SLF Credit Facility”). The SLF Credit Facility had historically consisted of primarily lower yielding assets at higher advance rates. As part of an amendment to the Company’s existing credit facilities with Wells Fargo Bank, National Association, the SLF Credit Facility merged with and into the New Mountain Finance Holdings, L.L.C. credit facility (the “Holdings Credit Facility”) on December 18, 2014. Post credit facility merger and to be consistent with the methodology since the IPO, New Mountain Finance Advisers BDC, L.L.C. (the “Investment Adviser”) will continue to waive management fees on the leverage associated with those assets held under revolving credit facilities that share the same underlying yield characteristics with investments that were leveraged under the legacy SLF Credit Facility, which as of September 30, 2020 and 2019 totaled approximately $634.1 million and $777.6 million, respectively. For the three months ended September 30, 2020 and 2019 management fees waived were approximately $2.8 million and $3.1 million, respectively. For the three months ended September 30, 2020 and 2019, incentive fees waived were approximately $0.5 million and $0, respectively. The Investment Adviser cannot recoup management fees and incentive fees that the Investment Adviser has previously waived. The Company’s net direct and indirect professional, administrative, other general and administrative and income tax expenses for the three months ended September 30, 2020 and 2019 were approximately $1.7 million and $2.3 million, respectively.

For the three months ended September 30, 2020 and 2019, the Company recorded approximately $59.4 million5 and ($7.8) million, respectively, of net realized and unrealized gains (losses).

Liquidity and Capital Resources

As of September 30, 2020, the Company had cash and cash equivalents of approximately $68.7 million and total statutory debt outstanding of approximately $1,506.5 million6, which consisted of approximately $459.2 million of the $745.0 million of total availability on the Holdings Credit Facility, $150.5 million of the $188.5 million of total availability on the Company’s senior secured revolving credit facility (the “NMFC Credit Facility”), $242.0 million of the $280.0 million of total availability on the Company’s secured revolving credit facility (the “DB Credit Facility”), $0 of the $50.0 million of total availability on the uncommitted revolving loan agreement (the “Unsecured Management Company Revolver”), $201.5 million7 of convertible notes outstanding and $453.3 million of unsecured notes outstanding. Additionally, the Company had $300.0 million of SBA-guaranteed debentures outstanding as of September 30, 2020.

Portfolio and Asset Quality1

The Company puts its largest emphasis on risk control and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four. Each investment is assigned an initial rating of a “2” under the assumption that the investment is performing materially in-line with expectations. Any investment performing materially below our expectations, where the risk of loss has materially increased since the original investment, would be downgraded from the “2” rating to a “3” or a “4” rating, based on the deterioration of the investment. An investment rating of a “4” could be moved to non-accrual status and the final development could be an actual realization of a loss through a restructuring or impaired sale.

As of September 30, 2020, eight portfolio companies had an investment rating of “3” and six portfolio companies had an investment rating of “4”. The Company’s investments in the portfolio companies with an investment rating of “3” had an aggregate cost basis of approximately $216.5 million and an aggregate fair value of approximately $174.4 million. The Company’s investment in portfolio companies with an investment rating of “4” had an aggregate cost basis of approximately $154.4 million and an aggregate fair value of approximately $86.1 million.

Recent Developments

On October 28, 2020, the Company’s board of directors declared a fourth quarter 2020 distribution of $0.30 per share payable on December 30, 2020 to holders of record as of December 16, 2020.

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[1]	Includes collateral for securities purchased under collateralized agreements to resell.
[2]

References to “YTM at Cost” assume the accruing investments, including secured collateralized agreements, in our portfolio as of a certain date, the ‘‘Portfolio Date’’, are purchased at cost on that date and held until their respective maturities with no prepayments or losses and are exited at par at maturity. This calculation excludes the impact of existing leverage. YTM at Cost uses the LIBOR curves at each quarter’s respective end date. The actual yield to maturity may be higher or lower due to the future selection of LIBOR contracts by the individual companies in the Company’s portfolio or other factors.

[3]	Excludes revolving credit facilities, netbacks, payment-in-kind (“PIK”) interest, bridge loans, return of capital and realized gains / losses.
[4]	Excludes $0.3 million of NII related to non-controlling interests in NMNLC.
[5]	Excludes $1.1 million of net unrealized loss related to non-controlling interests in NMNLC.
[6]	Excludes the Company’s United States (“U.S.”) Small Business Administration (“SBA”)-guaranteed debentures.
[7]	Includes premium received on additional convertible notes issued in June 2019.

Conference Call

New Mountain Finance Corporation will host a conference call at 10 a.m. Eastern Time on Thursday, November 5, 2020, to discuss its third quarter 2020 financial results. All interested parties may participate in the conference call by dialing +1 (877) 443-9109 approximately 15 minutes prior to the call. International callers should dial +1 (412) 317-1082. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://ir.newmountainfinance.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. Following the call, you may access a replay of the event via audio webcast on our website. We will be utilizing a presentation during the conference call and we have posted the presentation to the investor relations section of our website.

New Mountain Finance Corporation
Consolidated Statements of Assets and Liabilities
(in thousands, except shares and per share data)
(unaudited)

	September 30, 2020	December 31, 2019
Assets
Investments at fair value
Non-controlled/non-affiliated investments (cost of $2,298,918 and $2,619,408, respectively)	$2,247,848	$2,613,801
Non-controlled/affiliated investments (cost of $79,785 and $82,825, respectively)	55,769	73,527
Controlled investments (cost of $599,584 and $449,308, respectively)	593,006	472,952
Total investments at fair value (cost of $2,978,287 and $3,151,541, respectively)	2,896,623	3,160,280
Securities purchased under collateralized agreements to resell (cost of $30,000 and $30,000, respectively)	21,422	21,422
Cash and cash equivalents	68,664	48,574
Interest and dividend receivable	33,568	31,800
Receivable from unsettled securities sold	4,490	–
Receivable from affiliates	513	277
Other assets	7,211	3,702
Total assets	$3,032,491	$3,266,055

Liabilities
Borrowings
Holdings Credit Facility	$459,163	$661,563
Unsecured Notes	453,250	453,250
SBA-guaranteed debentures	300,000	225,000
DB Credit Facility	242,000	230,000
Convertible Notes	201,545	201,623
NMFC Credit Facility	150,500	188,500
Deferred financing costs (net of accumulated amortization of $31,939 and $28,390, respectively)	(18,222)	(17,640)
Net borrowings	1,788,236	1,942,296
Payable for unsettled securities purchased	–	1,780
Management fee payable	19,988	10,298
Incentive fee payable	13,531	7,646
Interest payable	10,141	16,484
Payable to affiliates	1,163	673
Deferred tax liability	134	912
Other liabilities	2,138	2,498
Total liabilities	1,835,331	1,982,587
Commitments and contingencies
Net Assets
Preferred stock, par value $0.01 per share, 2,000,000 shares authorized, none issued	–	–
Common stock, par value $0.01 per share, 200,000,000 authorized, and 96,827,342 and 96,827,342 shares issued and outstanding, respectively	968	968
Paid in capital in excess of par	1,287,853	1,287,853
Accumulated overdistributed earnings	(104,057)	(5,353)
Total net assets of New Mountain Finance Corporation	$1,184,764	$1,283,468
Non-controlling interest in New Mountain Net Lease Corporation	12,396	–
Total net assets	$1,197,160	$1,283,468

Total liabilities and net assets	$3,032,491	$3,266,055

Number of shares outstanding	96,827,342	96,827,342
Net asset value per share of New Mountain Finance Corporation	$12.24	$13.26

New Mountain Finance Corporation
Consolidated Statements of Operations
(in thousands, except shares and per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Investment income
From non-controlled/non-affiliated investments:
Interest income (excluding Payment-in-kind ("PIK") interest income)	$41,854	$50,096	$144,383	$140,602
PIK interest income	2,547	1,356	6,464	3,325
Non-cash dividend income	2,274	2,239	6,898	6,282
Other income	1,497	3,599	4,085	7,694
From non-controlled/affiliated investments:
Interest income (excluding PIK interest income)	781	659	1,963	1,979
PIK interest income	217	392	(1,131)	1,109
Dividend income	687	788	2,096	2,326
Non-cash dividend income	–	309	(3,418)	901
Other income	427	342	1,002	934
From controlled investments:
Interest income (excluding PIK interest income)	2,011	720	4,581	2,323
PIK interest income	2,244	1,997	6,393	5,441
Dividend income	8,107	7,661	24,061	23,383
Non-cash dividend income	1,576	2,273	5,716	6,446
Other income	1,299	163	2,479	505
Total investment income	65,521	72,594	205,572	203,250
Expenses
Incentive fee	7,135	7,792	21,857	21,642
Management fee	12,877	12,687	39,869	35,302
Interest and other financing expenses	18,077	21,830	59,500	61,695
Administrative expenses	1,024	930	3,303	3,074
Professional fees	731	834	2,605	2,486
Other general and administrative expenses	442	492	1,383	1,302
Total expenses	40,286	44,565	128,517	125,501
Less: management and incentive fees waived	(3,341)	(3,141)	(10,067)	(8,497)
Less: expenses waived and reimbursed	(589)	–	(924)	(335)
Net expenses	36,356	41,424	117,526	116,669
Net investment income before income taxes	29,165	31,170	88,046	86,581
Income tax expense	123	–	116	13
Net investment income	29,042	31,170	87,930	86,568
Net realized gains (losses):
Non-controlled/non-affiliated investments	30	349	(4,431)	439
Non-controlled/affiliated investments	12	-	12	–
Controlled investments	5	6	12	14
New Mountain Net Lease Corporation	–	-	812	–
Net change in unrealized appreciation (depreciation):
Non-controlled/non-affiliated investments	21,410	(8,334)	(67,407)	4,106
Non-controlled/affiliated investments	(1,111)	(143)	(14,718)	(2,671)
Controlled investments	39,943	1,453	(8,278)	3,870
Securities purchased under collateralized agreements to resell	–	(1,332)	–	(1,332)
New Mountain Net Lease Corporation	–	–	(812)	–
Benefit for taxes	257	281	778	121
Net realized and unrealized gains (losses)	60,546	(7,720)	(94,032)	4,547
Net increase (decrease) in net assets resulting from operations	89,588	23,450	(6,102)	91,115
Less: Net increase in net assets resulting from operations related to non-controlling interests in New Mountain Net Lease Corporation	(1,398)	–	(1,584)	–
Net increase (decrease) in net assets resulting from operations related to New Mountain Finance Corporation	$88,190	$23,450	$(7,686)	$91,115
Basic earnings (loss) per share	$0.91	$0.27	$(0.08)	$1.11
Weighted average shares of common stock outstanding-basic	96,827,342	86,987,841	96,827,342	82,020,549
Diluted earnings (loss) per share	$0.82	$0.26	$(0.08)	$1.01
Weighted average shares of common stock outstanding-diluted	110,084,927	100,245,426	110,084,927	97,948,225
Distributions declared and paid per share	$0.30	$0.34	$0.94	$1.02

ABOUT NEW MOUNTAIN FINANCE CORPORATION

New Mountain Finance Corporation is a closed-end, non-diversified and externally managed investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. The Company’s investment objective is to generate current income and capital appreciation through the sourcing and origination of debt securities at all levels of the capital structure, including first and second lien debt, notes, bonds and mezzanine securities. The Company’s first lien debt may include traditional first lien senior secured loans or unitranche loans. Unitranche loans combine characteristics of traditional first lien senior secured loans as well as second lien and subordinated loans. Unitranche loans will expose the Company to the risks associated with second lien and subordinated loans to the extent it invests in the “last out” tranche. In some cases, the investments may also include small equity interests. The Company’s investment activities are managed by its Investment Adviser, New Mountain Finance Advisers BDC, L.L.C., which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. More information about New Mountain Finance Corporation can be found on the Company’s website at http://www.newmountainfinance.com.

ABOUT NEW MOUNTAIN CAPITAL

New Mountain Capital is a New York-based investment firm that emphasizes business building and growth, rather than debt, as it pursues long-term capital appreciation. The firm currently manages private equity, public equity, and credit funds with over $28 billion in assets under management. New Mountain seeks out what it believes to be the highest quality growth leaders in carefully selected industry sectors and then works intensively with management to build the value of these companies. For more information on New Mountain Capital, please visit http://www.newmountaincapital.com.

FORWARD-LOOKING STATEMENTS

Statements included herein may contain “forward-looking statements”, which relate to our future operations, future performance or our financial condition. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties, including the impact of COVID-19 and related changes in base interest rates and significant volatility on our business, portfolio companies, our industry and the global economy. Actual results and outcomes may differ materially from those anticipated in the forward-looking statements as a result of a variety of factors, including those described from time to time in our filings with the Securities and Exchange Commission or factors that are beyond our control. New Mountain Finance Corporation undertakes no obligation to publicly update or revise any forward-looking statements made herein, except as may be required by law. All forward-looking statements speak only as of the time of this press release.

Contacts

New Mountain Finance Corporation
Investor Relations
Shiraz Y. Kajee, Authorized Representative
NMFCIR@newmountaincapital.com
(212) 220-3505